First BanCorp Investor Presentation August 2016 Exhibit 99.1

Forward-Looking Statements This presentation may contain “forward-looking statements” concerning the Corporation’s future economic and financial performance. The words or phrases “expect,” “anticipate,” “intend,” “look forward,” “should,” “would,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. The Corporation cautions readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and advises readers that various factors, including, but not limited to, the following could cause actual results to differ materially from those expressed in, or implied by such forward-looking statements: the ability of the Puerto Rico government or any of its public corporations or other instrumentalities to repay its respective debt obligations, including the effect of the recent payment defaults on the Puerto Rico government general obligations, bonds of the Government Development Bank for Puerto Rico and certain bonds of government public corporations, recent and any future downgrades of the long-term and short-term debt ratings of the Puerto Rico government, which could exacerbate Puerto Rico’s adverse economic conditions and, in turn, further adversely impact the Corporation; uncertainties as to the ultimate outcomes of actions resulting from the enactment by the U.S. government of the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) to address Puerto Rico’s financial problems; uncertainty about whether the Corporation will be able to continue to fully comply with the written agreement dated June 3, 2010 that the Corporation entered into with the Federal Reserve Bank of New York (the “New York Fed”) that, among other things, requires the Corporation to serve as a source of strength to FirstBank and that, except with the consent generally of the New York Fed and the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), prohibits the Corporation from paying dividends to stockholders or receiving dividends from FirstBank, making payments on trust preferred securities or subordinated debt and incurring, increasing or guaranteeing debt or repurchasing any capital securities; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico; uncertainty as to the availability of certain funding sources, such as brokered CDs; the Corporation’s reliance on brokered CDs to fund operations and provide liquidity; the risk of not being able to fulfill the Corporation’s cash obligations or resume paying dividends to the Corporation’s stockholders in the future due to the Corporation’s need to receive approval from the New York Fed and the Federal Reserve Board to declare or pay any dividends and to take dividends or any other form of payment representing a reduction in capital from FirstBank or FirstBank’s failure to generate sufficient cash flow to make a dividend payment to the Corporation; the weakness of the real estate markets and of the consumer and commercial sectors and their impact on the credit quality of the Corporation’s loans and other assets, which has contributed and may continue to contribute to, among other things, high levels of non-performing assets, charge-offs and provisions for loan and lease losses and may subject the Corporation to further risk from loan defaults and foreclosures; the ability of FirstBank to realize the benefits of its deferred tax assets subject to the remaining valuation allowance; adverse changes in general economic conditions in Puerto Rico, the U.S., and the U.S. and British Virgin Islands, including the interest rate environment, market liquidity, housing absorption rates, real estate prices, and disruptions in the U.S. capital markets, which reduced interest margins and affected funding sources, and has affected demand for all of the Corporation’s products and services and reduced the Corporation’s revenues and earnings, and the value of the Corporation’s assets, and may continue to have these effects; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; the risk that additional portions of the unrealized losses in the Corporation’s investment portfolio are determined to be other-than-temporary, including additional impairments on the Puerto Rico government’s obligations; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the U.S., and the U.S. and British Virgin Islands, which could affect the Corporation’s financial condition or performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; changes in the fiscal and monetary policies and regulations of the U.S. federal government and the Puerto Rico and other governments, including those determined by the Federal Reserve Board, the New York Fed, the FDIC, government-sponsored housing agencies, and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expenses; the impact on the Corporation’s results of operations and financial condition of acquisitions and dispositions; a need to recognize impairments on the Corporation’s financial instruments, goodwill, or other intangible assets relating to acquisitions; the risk that downgrades in the credit ratings of the Corporation’s long-term senior debt will adversely affect the Corporation’s ability to access necessary external funds; the impact on the Corporation’s business, business practices and results of operations of a potential higher interest rate environment; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by the federal securities laws.

Investment Thesis A turn-around story underscored by steady improvement and organic market share gains in the core franchise, operating within a challenging macro environment. Strong, tenured leadership team with a commitment to increasing shareholder value, while fulfilling our vision to be the most highly regarded financial institution in the markets we serve. Improving operating results, together with ongoing efforts to improve efficiencies and further build-out our core franchise, are our priorities. Improving our risk profile and maintaining a strong capital position remain central to our operating philosophy. Opportunities for additional branch consolidation and market share expansion. Share price continues to trail capital formation and profitability as TBV ended 2Q 2016 at $7.83/share. The Value of First BanCorp

Franchise Overview Founded in 1948 Headquartered in San Juan, Puerto Rico with operations in PR, Eastern Caribbean (Virgin Islands) and Florida ~2,700 FTE employees(1) 2nd largest financial holding company in Puerto Rico with attractive business mix and substantial loan market share Florida presence with focus on serving southeast Florida region The largest depository institution in the US Virgin Islands with approximately 40% deposit market share 180 ATM machines and the largest ATM network in the Eastern Caribbean Region(2) A well-diversified operation with over 650,000 retail & commercial customers As of June 30, 2016. FTE = Full Time Equivalent. Eastern Caribbean Region or ECR includes United States and British Virgin Islands. Well-diversified with significant competitive strengths Eastern Caribbean Region 7% of Assets Southeast Florida 14% of Assets

Our well-diversified business model within commercial, consumer and residential across three unique regions allows us to be agile when responding to growth opportunities. Line of business diversification: Commercial represents 43%, residential represents 37% and consumer represents 20% of the total loan portfolio. Geographic diversification: Revenue(1): 85% Puerto Rico; 8% Florida; and 7% ECR. Loan Portfolio: 80% Puerto Rico; 14% Florida; and 7% ECR. Total Deposits: 73% Puerto Rico; 17% Florida; and 11% ECR. Franchise Overview Strengthening geographic and line of business diversification 2Q 2016 Total Deposits by Geography 1) For quarter ended March 31, 2016 Revenues include interest income and non interest income as detailed in Note 22 – Segment Information of 3/31/16 10-Q. 2Q 2016 Consumer Loan Composition 2Q 2016 Residential Loans by Geography 2Q 2016 Commercial Loan Composition

Diversified business model across all regions Franchise Overview Consumer Banking Mortgage Banking Commercial Lending Focus on small to middle market commercial and corporate borrowers across FBP’s footprint. Complimented by full suite of deposit and business products. Balanced risk/return profile to manage concentration risk/earnings. Growth opportunities centered in south Florida region and expanding lending teams. Building stronger transaction banking services to target market share opportunities. Emphasis on cross-sell and core deposit gathering with recent launch of new products and services. Average origination(1) volume over past 4 quarters of $409 million. Originate, sale & servicing model. Production channels centered on expanding branch network vs. correspondents/brokers. Target majority conforming originations. Fannie, Freddie and FHA Servicer. Expanded mortgage origination capabilities during 2015 with the mortgage banking business acquired from Doral Bank. Solidified 2nd position in Puerto Rico with 27% mortgage origination market share during 1Q 2016. Average origination(1) volume over the past 4 quarters of $177 million. Attractive branch network across densely populated regions in Puerto Rico, south Florida and the V.I. Recently expanded Puerto Rico footprint through Doral acquisition. Full suite of leading edge deposit products. Increased emphasis on transaction banking, mobile and remote channels. Well-diversified, high-yielding consumer portfolio: auto; personal loans; and credit card portfolio. Earnings growth focused on ongoing market share gains and product penetration via cross-selling activities —notably tied to mortgage, credit cards, personal loans and auto finance. Average origination(1) volume over past 4 quarters of $227 million. Strong Governance, Risk Management and Compliance Culture 1) Originations include purchases, refinancings, and draws from existing revolving and non-revolving commitments.

Franchise Overview Well positioned Puerto Rico institution in a consolidating market Source: PR Market Share Report prepared with data provided by the Commissioner of Financial Institutions of Puerto Rico as of 03/31/16. 1) Puerto Rico only. 2) Calculated as institution bank branches within a mile of an FBP branch as a percentage of total institution branches in Puerto Rico. Alphabetical order. Strong and uniquely positioned franchise in densely populated regions of core operating footprint Strong market share in loan portfolios facilitates customer relationship expansion and cross-sell to increase deposit share Long-term opportunity for additional consolidation Branch overlap of greater than 51% with five Puerto Rico institutions(2) (5) 1-mile branch overlap(2) 65 100% 56 51 51 ($ in millions) Puerto Rico Total Assets (1Q-2016) 1 Puerto Rico Total Loans (1Q-2016) 1 Puerto Rico Deposits, Net of Brokered (1Q-2016) 1 Institutions Portfolio Balance Market Share Institutions Portfolio Balance Market Share Institutions Portfolio Balance Market Share 1 Banco Popular $26,680 0.47016311893525042 1 Banco Popular $17,151.112000000001 0.42730270451909164 1 Banco Popular $20,980 0.51636408994422545 2 FirstBank 9,872.1859999999997 0.17397068067724566 2 FirstBank 7,123.5733570899993 0.17747666514711707 2 FirstBank 4,978.527 0.12253253401419231 3 Oriental Bank 6,435.2879999999996 0.1134046130932005 3 Oriental Bank 4,567.2929999999997 0.11378951121251586 3 Banco Santander 4,308.973 0.10605333278070728 4 Scotiabank 5,415.429999999997 9.5% 4 Banco Santander 4,113.889999999999 0.10247347540076271 4 Oriental Bank 4,101.5050000000001 0.10094708754655339 5 Banco Santander 5,358.6909999999998 9.4% 5 Scotiabank 3,761.9319999999998 9.4% 5 Scotiabank 3,434.49 8.5% 6 Citibank 2,303.3069999999998 4.6% 6 Other 2,842.7319999999995 7.8% 6 Citibank 2,301.3789999999999 5.7% 7 Banco Cooperativo 572.32500000000005 1.9% 7 Citibank 435.11999999999995 1.8% 7 Banco Cooperativo 482.20400000000001 1.2% 8 Banesco 109.423 .2% 8 Banco Cooperativo 143.233 .4% 8 Banesco 43.167999999999999 .1% Total $56,746.262999999999 0.99999999999999989 Total $40,138.84357089996 1.0000000000000002 Total $40,630.245999999992 1.0000000000000002

Executing for Earnings Growth Puerto Rico Market Share Puerto Rico Opportunities for ongoing market share gains Largest opportunity on deposit products, electronic banking & transaction services Growth in selected loan products for balanced risk/return to manage risk concentration and diversify income sources FirstBank-branded credit card portfolio continues to broaden and deepen relationships, while diversifying revenue stream SE Florida Expansion prospects in Florida given long-term demographic trends Continue focus in core deposit growth, commercial and transaction banking and conforming residential mortgages Lending teams generating growth in loan portfolio. Florida loan originations increased $23 million in 2Q 2016. Virgin Islands Solidify leadership position by further increasing customer share of wallet 1Q 2016 Goal: 20% FirstBank Other Banks Q1 2016 Q4 2015 Total Loans 0.17747666514711707 0.82252333485288287 2 2 Total Assets 0.17397068067724566 0.82602931932275436 2 2 Branches 0.15015015015015015 0.8498498498498499 2 2 Deposits, net of brokered 0.12253253401419231 0.87746746598580772 2 2 Mortgage Originations (QTD) 0.26931296896361823 0.73068703103638177 2 2 MoneyExpress (<$5k) 0.221 0.77900000000000003 2 2 Commercial Loans 0.18843302823061153 0.81156697176938852 2 2 Residential Mortgage 0.18317376215443482 0.81682623784556518 2 2 Credit Cards 0.16820497834392809 0.83179502165607189 2 2 Auto & Leasing 0.16610122411521558 0.83389877588478445 3 3 Personal Loans 9.3% 0.90683566743682609 4 4 POS Terminals (#) 0.15933025677434623 0.8406697432256538 2 2 ATM Terminals (#) 0.14183673469387756 0.85816326530612241 2 2 Debit Cards (#) 0.10429580101538588 0.89570419898461417 2 2 ACH Transactions ($) 6.4% 0.93567381224763713 4 4

Second Quarter 2016 Highlights Franchise Overview: Profitability Net income of $22.0 million, or $0.10 per diluted share, compared to $23.3 million in 1Q 2016; Adjusted 1Q 2016 net income, excluding items that affect comparability, was $25.8 million. Net interest income declined $4.4 million, due to lower loan volumes and prepayments on securities. Non interest income increased $1.3 million compared to 1Q 2016. Expense control continues to be in focus, non-interest expense declined $3.5 million in 2Q 2016. Pre-tax income of $29.5 million compared to $29.1 million for 1Q 2016. Adjusted pre-tax, pre-provision income of $50.5 million, compared to $52.6 million for 1Q 2016. Asset Quality Total NPAs increased by $19.0 million primarily related to the inflow of a $35.0 million commercial relationship, partially offset by reductions in non-performing residential mortgage loans and OREO. Non-performing loan inflows amounted to $78.0 million, a decrease of $99.3 million, compared to inflows of $177.3 million in 1Q 2016 that included the migration of $128.6 million (hotel loans guaranteed by TDF). Provision for loan and lease losses of $21.0 million, a slight decrease compared to 1Q 2016. Early stage delinquencies are down 13% compared to 1Q 2016. Core Deposits Deposits, net of government and brokered, decreased by $37.4 million to $6.8 billion reflecting a decrease in deposits in Florida and the Virgin Islands. Puerto Rico core deposits increased $11.2 million. Brokered certificates of deposit (CDs) decreased by $197.2 million in 2Q 2016. Government deposits increased by $24.8 million primarily reflecting higher balances in Puerto Rico. Capital During 2Q 2016 FBP brought current accrued and unpaid interest on trust preferred securities. 2Q 2016 capital position: Total Risk Based Capital Ratio of 20.7%; Tier 1 Ratio Risk Based Capital Ratio of 17.1%; and Leverage Ratio of 12.3%. Tangible book value per common share of $7.83 compared to $7.66 in 1Q 2016.

Total Deposit Composition (%) Core Deposits(1) ($ millions) 1) Core deposits are total deposits excluding brokered CDs. Non-brokered deposits, excluding government deposits, increased $95 million YTD 2016. Reliance on brokered deposits declined $288 million YTD 2016. Puerto Rico non-brokered deposits, excluding government deposits, increased $158 million YTD 2016. Non-interest bearing deposits continue to grow and brokered CDs now represent 20% of total deposits. Successful core deposit growth Retail Commercial CDs & IRAs Public Funds 2009 2Q 2016 Cost of Deposits Favorable Funding Mix

Geographic Diverse Business Model Sustains Portfolio 1) Including refinancing and draws from existing revolving and non-revolving commitments. Loan Originations* ($ millions) Loan Portfolio ($ millions) $880 Residential Mortgage Consumer & Finance Leases Construction Commercial Loans HFS Loan Portfolio: During 2Q 2016, the commercial and construction portfolio declined by $58 million primarily attributable to a $43 million reduction in Puerto Rico due to repayments. The consumer portfolio declined $34 million during 2Q 2016, primarily in the auto segment. Large commercial prepayments for 2Q 2016 were $51 million; $145 million YTD. 2Q 2016 origination activity: Origination levels increased in all loan categories and in all regions: Puerto Rico increased $43 million; Florida increased $23 million; and Virgin Islands increased $10 million. Stronger origination pipeline for the second half of 2016. Despite a challenging market environment, we continue to achieve results through our regional diversification: $9,132 $862 $9,176 $853 $9,008 $731 $9,149 $8,909 $806

Proactively Managing Asset Quality NPA Composition * Net Carrying Amount = % of carrying value net of reserves and accumulated charge-offs. Residential Consumer Construction Commercial Loans HFS REO & Repo $610 $756 $644 $617 Non-Performing Assets ($ millions) Commercial NPLs (Includes HFS) $737 Direct & Indirect Government Exposure During 2Q 2016, total non-performing loans, including non-performing loans held for sale, increased by $23 million, or 4%, driven by the inflow of a $35 million commercial relationship in the Puerto Rico region. New non-performing loan inflows, were $78 million in 2Q 2016, down $99 million from last quarter. Excluding the $129 million commercial loans guaranteed by the TDF in 1Q 2016, inflows increased $29.3 million in 2Q 2016. Early stage delinquencies (30-89DPD) down 13% during the 2Q 2016. 2Q NPAs increased by $19 million to $756 million or 6.0% of assets:

Proactively Managing Asset Quality Quarterly Migration Trends ($ in 000)

($ in millions) Puerto Rico Government Exposure ($ in millions) As of June 30, 2016, the Corporation had $336.5 million of direct exposure to the Puerto Rico Government, its municipalities and public corporations, compared to $340.5 million as of March 31, 2016. Available-for-sale investment portfolio outstanding principal of $65.6 million with a book value of $43.4 million net of other-than-temporary impairment (OTTI) adjustments of $22.2 million. 59% of direct government exposure is to municipalities, which is supported by assigned property tax revenues.  During 2Q 2016, $161.5 million of these loans were reclassified as securities. In addition, there is $127.3 million of indirect exposure to the Tourism Development Fund supporting hotel projects, which was moved to nonaccrual status in 1Q 2016. As of June 30, 2016, the total allowance coverage ratio (allowance to loans) related to commercial loans extended to or guaranteed by the Puerto Rico Government (excluding municipalities) was approximately 20%.

Stable Core Performance in Challenging Environment Pre-tax pre-provision income of $50.5 million1 average 4 quarters of $51 million. Replacement of NPLs with performing loans should reduce provisioning needs. Future earnings potential with a reduction in costs associated with managing NPLs and OREO. Opportunities for income improvement with focused efforts on non-interest expense reduction. Potential for additional loan growth opportunities outside of the Puerto Rico market. Strong pre-tax pre-provision income with opportunities for improved efficiencies 1) See pre-tax pre-provision income reconciliation on page 29.

Capital Ratios (%) Capital Ratios (%) Earnings Continue to Drive Capital Formation Total stockholders’ equity amounted to $1.8 billion as of June 30, 2016, an increase of $37.3 million from March 31, 2016, mainly driven by $22.0 million of net income and an increase of $13.9 million in other comprehensive income attributable to fair value of U.S. agency MBS and debt securities.

Stronger Franchise: Proven Success Implementing Strategic Plan Our franchise has never been stronger and is poised to increase shareholder value navigating through fiscal and economic challenges. Strong, tenured leadership team with exceptional track record of executing strategic plan during challenging economic cycle. Executive officers are well-vested with over 30% of base salary in the form of stock compensation. Priorities remain improving operating results, together with ongoing efforts to become more efficient and further build-out our core franchise. Improving our risk profile and maintaining a strong capital position remain central to our operating philosophy. Share price continues to trail capital formation and profitability as TBV ended 2Q 2016 at $7.83/share. The Value of First BanCorp

Exhibits

Exhibits

First BanCorp

Page

Stock Profile 20

History 21

2Q 2016 Earnings Presentation 22

Non-GAAP Reconciliations 28

19

Stock Profile Trading Symbol: FBP Exchange: NYSE Share Price (7/27/16): $4.65 Shares Outstanding (as of June 30, 2016): 217,129,074 Market Capitalization (7/27/16): $1,014 million 1 Yr. Average Daily Volume: 934,322 Price (7/27/16) to Tangible Book (6/30/16): 0.60x Includes the U.S. Treasury warrant that entitles it to purchase up to 1,285,899 shares of Common Stock at an exercise price of $3.29 per share, as adjusted as a result of the issuance of shares of Common Stock in the Corporation’s $525m private placement of Common Stock completed in October 2011. The exercise price and the number of shares issuable upon exercise of the warrant are subject to further adjustments under certain circumstances to prevent dilution. The warrant has a 10-year term from its issue date and is exercisable in whole or in part at any time. Information as of the 4/16/16 Proxy filing. Excludes shares owned by directors of above named beneficial owners. Beneficial Owner Amount Percent of Class Entities affiliated with Thomas H. Lee Partners, L.P. 41,896,774 19.3% Entities managed by Oaktree Capital Management, L.P. 41,896,773 19.3% United States Department of the Treasury (1) 11,577,452 5.3% All current directors, Executive Officers and the Chief Accounting Officer as a group (18 persons as a group) (2) 5,436,067 2.5%

History

Our turnaround story

June 2010: Written Agreement with the FED and Consent Order with FDIC.

July 2010: The U.S. Treasury exchanged TARP for convertible preferred.

August 2010: Exchange of 89% Perpetual Preferred Stock for Common.

Feb 2011: Sale of non-performing loans with book value of $269 million.

Feb-April 2011: Sale of $330 million of MBS and $518 mm of performing residential mortgages.

October 2011: Private placement of $525 million in common stock. Lead investors included Thomas H. Lee & Oaktree.

October 2011: Conversion of the shares held by the U.S. Treasury into 32.9 million shares of common stock.

May 2012: Acquisition of a $406 million portfolio of FirstBank-branded credit cards from FIA.

March 2013: Sale of NPLs w/ book value of $218 mm & entered separate agreements for sale of NPLs with a book value of $99 mm.

June 2013: Write-off of $66.6 million collateral pledged to Lehman, sale of NPLs with book value of $203.8 million and $19.2 million of OREO.

August 2013: Completed secondary offering reducing ownership interest of U S Treasury and PE Investors.

Sept 2014: UST announced on Sept 9th its first predefined written trading plan, in which it will be selling it's position in FBP.

Dec 2014: Partial recapture of DTA Valuation Allowance of $303 million. TBV $7.45/share.

UST sold 4.4 mm shares. Ownership at 7.7%.

Feb 2015: Acquired 10 branches, over $500 million in deposits and $325 million of residential mortgage loans from FDIC as receiver for Doral.

April 2015: FDIC lifted Consent Order.

During 1Q UST sold 5.0 mm shares. Ownership at 4.8%.

May 2015: Sold $150 million of classified assets.

June 2015: Released DFAST results in severely adverse scenario FBP exceeds well-capitalized threshold.

Jan 2016: Repurchased $10 million of trust preferred securities resulting in a $4.2 million gain.

June 2016: Brought current accrued and unpaid interest on trust preferred securities.

2010 | 2011 | 2012 | 2013 | 2014 | 2015 | 2016

($ in millions)

		2009	2Q 2016	Change ('09-'16)	% improvement
De-Risking of Balance Sheet	NPAs	$1,711	$756	$954	56%
	NPAs/assets	8.7%	6.1%	266 bps	
	Government exposure	$1,364	$337	$1,028	75%
Capital	Tier 1 Common Ratio	4.1%	17.1%	1302 bps	
	TCE / TA	3.2%	13.7%	1045 bps	
Enhanced Franchise Value	Core deposits	$5,108	$7,416	$2,308	45%
	Brokered deposits	$7,561	$1,809	$5,752	76%
	NIM	2.69%	4.01%	132 bps	

21

Results of Operations: Second Quarter Financial Highlights ($ in thousands, except per share data) Select Financial Information

Key Highlights Net Interest Income ($ millions) Net interest income decreased $4.4 million in 2Q 2016. This decrease was mainly due to: A $3.0 million decrease in interest income on loans driven by: lower loan volumes driven by repayments; the impact of loans moved to nonaccrual status over the first two quarters; and a reduction in prepayment penalties and fees this quarter. A $1.1 million decline in interest income on investment securities driven by an increase in premium amortization due to accelerated prepayments on MBS securities. GAAP NIM decreased 17 basis points to 4.01%, due to the aforementioned items as well as higher levels of liquidity, due to loan repayments and a timing difference on the replacement of a reverse repo at lower rates. Results of Operations: Net Interest Income

Key Highlights Non-Interest Income* ($ millions) * Non interest income excludes equity losses of unconsolidated entities, OTTI, HFS bulk sale impact and bargain purchase gain. Adjusted non-interest income, excluding the OTTI charge and gain on the repurchase and cancellation of TRUPs in 1Q 2016, declined $1.2 million. $1.7 million of this decline was due to annual contingent insurance commissions reflected in 1Q 2016. This was partially offset by a $0.6 million net gain on the sale of fixed assets, primarily related to a real estate property sold in the Virgin Islands. $19.2 Results of Operations: Non-Interest Income $20.1 $18.8 $20.9 $19.8 5.2 5.1 5.5 5.8 5.6 4.8 4.3 4.6 4.8 4.9 10.1 9.4 9.2 10.4 9.3 2Q 2015 3Q 2015 4Q 2015 1Q 2016 2Q 2016 Service Charges on Deposits Mortgage Banking Other

Results of Operations: Operating Expenses Non-interest expenses decreased by $3.5 million in 2Q 2016 to $89.5 million, due to: A $1.2 million decrease in occupancy and equipment costs, including reductions in repairs, electricity, rental and depreciation expenses. A $1.0 million decrease in employees’ compensation and benefits expense reflecting a decrease in payroll taxes and bonus accruals (as some employees reach certain income levels) and a decline in incentive-based compensation. Partially offset by salary merit increases that became effective early in 2Q 2016. The $1.5 million decrease in other expenses was due largely to a reduced provision for unfunded loan commitments. This reduction was partially offset by a $0.6 million increase in credit related expenses primarily related to troubled loans resolution and collection efforts and mortgage appraisals. ($ in millions) 2Q 2016 1Q 2016 % Change Credit related expenses 6.2 $ 5.6 $ 11% Compensation & benefits 37.4 38.4 -3% Occupancy & equipment 13.0 14.2 -8% Credit & debit card processing expenses 3.3 3.3 1% Taxes other than income 3.8 3.8 -1% Other professional fees 3.5 3.6 -4% Deposit insurance prem & supervisory 7.1 7.3 -4% Business promotion 4.0 4.0 1% All other expenses 11.2 12.7 -12% Total operating expenses, as reported 89.5 $ 93.0 $ -4%

Key Highlights Net Charge-Offs ($ millions) Total net charge-offs for 2Q 2016 were $25 million, an annualized 1.11% of average loans, compared to $24 million in 1Q 2016. Allowance coverage ratio of 2.64% remained flat compared to 1Q 2016. The ratio of the allowance to NPLs held for investment was 39.2% as of June 30, 2016, compared to 41.4% as of March 31, 2016. Results of Operations: Net Charge-offs $79 $24 $25

Results of Operations: Key Margin Drivers Q2 vs. Q1 Change in Average Interest Earning Assets & Interest Bearing Liabilities * On a tax equivalent basis and excluding valuations ($ in 000)

Use of Non-GAAP Financial Measures Basis of Presentation Use of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Tangible Common Equity Ratio and Tangible Book Value per Common Share The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Accordingly, the Corporation believes that disclosures of these financial measures may be useful also to investors. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

Use of Non-GAAP Financial Measures Basis of Presentation Use of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted Pre-Tax, Pre-Provision Income Adjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted pre-tax, pre-provision income, as defined by management, represents net income (loss) excluding income tax expense (benefit), the provision for loan and lease losses, as well as certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts. This metric is income before income taxes adjusted to exclude the provision for loan and lease losses, gains or losses on sales of investment securities and impairments, and fair value adjustments on derivatives. In addition, from time to time, earnings are adjusted also for items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts.